UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
  Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
  (Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under §240.14a-12
GITLAB INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

GitLab Inc.
May 5, 2022
To Our Stockholders:
You are cordially invited to attend the 2022 Annual Meeting of Stockholders of GitLab Inc., which is our first annual meeting of stockholders as a public company. The meeting will be held virtually at www.virtualshareholdermeeting.com/GTLB2022 on Friday, June 17, 2022 at 9:00 a.m. Pacific Time. We believe that a virtual stockholder meeting aligns with our all remote culture and enables participation from our global community.
The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement. The Annual Meeting materials include the notice, proxy statement, our annual report and proxy card, each of which has been furnished to you over the Internet or, if you have requested a paper copy of the materials, by mail.
Your vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote as soon as possible by Internet, telephone or, if you received a paper proxy card and voting instructions by mail, by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend virtually. Returning the proxy does not affect your right to attend the Annual Meeting and to vote your shares at the Annual Meeting.

Sincerely,

Sytse Sijbrandij
Co-Founder, Chair of the Board of Directors and Chief Executive Officer

YOUR VOTE IS IMPORTANT
All stockholders are cordially invited to virtually attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are encouraged to submit your proxy and voting instructions via the Internet, or, if you received a paper proxy card and voting instructions by mail, you may vote your shares by completing, signing and dating the proxy card as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). Even if you have given your proxy, you may still vote if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name. You may revoke a previously delivered proxy at any time prior to the Annual Meeting. You may do so automatically by voting at the Annual Meeting, or by delivering to us a written notice of revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON FRIDAY, JUNE 17, 2022: THE PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT WWW.VIRTUALSHAREHOLDERMEETING.COM/GTLB2022. PROXY MATERIALS ARE ALSO AVAILABLE AT WWW.PROXYVOTE.COM.

GITLAB INC.
Address Not Applicable1

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 5, 2022
Time and Date:    Friday, June 17, 2022 at 9:00 a.m. Pacific Time
Place:    Virtually at www.virtualshareholdermeeting.com/GTLB2022. There is no physical location for the Annual Meeting.
Items of Business:
1.    Elect two Class I directors of GitLab Inc., each to serve a three-year term expiring at the 2025 annual meeting of stockholders and until such director is duly elected and qualified.
    2.    Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2023.
    3.    Transact any other business as may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
Record Date:    Only stockholders of record at the close of business on April 21, 2022 are entitled to notice of, and to vote at, the meeting and any adjournments thereof.
Proxy Voting:    Each share of Class A common stock that you own represents one vote and each share of Class B common stock that you own represents ten votes. For questions regarding your stock ownership, you may contact us through our website at https://ir.gitlab.com or, if you are a registered holder, our transfer agent, Computershare Trust Company, N.A, through its website at https://www-us.computershare.com/Investor/Company/ or by phone at 1-(800) 736-3001.
This notice of the Annual Meeting, proxy statement and form of proxy are being distributed and made available on or about May 5, 2022.
Whether or not you plan to attend the Annual Meeting, we encourage you to vote and submit your proxy through the Internet or by telephone or request and submit your proxy card as soon as possible, so that your shares may be represented at the meeting.

By Order of the Board of Directors,

Robin J. Schulman
Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary
San Francisco, California
May 5, 2022

1We are a remote-only company. Accordingly, we do not maintain a headquarters. For purposes of compliance with applicable requirements of the Securities Act of 1933, as amended, and Securities Exchange Act of 1934, as amended, any stockholder communication required to be sent to our principal executive offices may be directed to the agent for service of process named above, or to the email address: reach.GitLab@GitLab.com.

GITLAB INC.
PROXY STATEMENT FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements contained in this proxy statement other than statements of historical fact, including statements regarding our future operating results and financial condition, our business strategy and plans, market growth, and our objectives for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “aim,” “may,” “will,” “should,” “expect,” “believe,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “seeks,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.
These statements are not historical facts and are based on current expectations, estimates, and projections about our industry, management's beliefs, and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates, and uncertainties that are difficult to predict. For a discussion of some of the risks and important factors that could affect our future results and financial condition, see “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 31, 2022, and our other Securities and Exchange Commission, or SEC, filings, which are available on the Investor Relations page of our website at https://ir.gitlab.com and on the SEC website at www.sec.gov.
All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this proxy statement or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this proxy statement. You should read the entire proxy statement before voting.

Meeting Agenda and Voting Recommendations

PROPOSAL NO. 1			BOARD’S RECOMMENDATION “FOR” this Proposal
ELECTION OF DIRECTORS
We are asking our stockholders to elect two Class I directors for a three-year term expiring at the 2025 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal. The table below sets forth information with respect to our two nominees standing for election. All of the nominees are currently serving as directors. Additional information about our director nominees and their respective qualifications can be found under the section titled “Proposal No. 1 Election of Directors—Nominees to Our Board of Directors.”

Name	Age	Director Since
Matthew Jacobson	38	August 2018
Sytse Sijbrandij	42	September 2014

PROPOSAL NO. 2			BOARD’S RECOMMENDATION “FOR” this Proposal
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We are asking our stockholders to ratify the audit committee’s appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2023. Information regarding fees paid to KPMG during fiscal years 2022 and 2021 can be found under the section titled “Proposal No. 2 Ratification of Appointment of Independent Registered Public Accounting Firm—Independent Registered Public Accounting Firm Fees and Services.”

GOVERNANCE AND BOARD HIGHLIGHTS
We are committed to good corporate governance, which strengthens the accountability of our board of directors and promotes the long-term interests of our stockholders. The list below highlights our independent board and leadership practices, as discussed further in this Proxy Statement.

INDEPENDENT BOARD AND LEADERSHIP PRACTICES

•Majority of directors are independent (six out of seven current directors, other than our Chair of the Board)
•Board of directors leadership structure where a Lead Independent Director is elected annually and has well-defined rights and responsibilities, separate from the Chair of the Board
•All committees of the board of directors are composed of independent directors
•Board of directors is focused on enhancing diversity and refreshment
•Comprehensive risk oversight practices, including cybersecurity, data privacy, legal and regulatory matters, and other critical evolving areas
•Our nominating and corporate governance committee oversees our programs relating to corporate responsibility and sustainability, including environmental, social, and corporate governance matters
•Independent directors conduct regular executive sessions
•Directors maintain open communication and strong working relationships among themselves and have regular access to management
•Directors conduct a robust annual board of directors and committee self-assessment process
•Board of directors has related party transaction standards for any direct or indirect involvement of a director in the company’s business activities

GITLAB INC.
Address Not Applicable
PROXY STATEMENT FOR THE 2022 ANNUAL MEETING OF STOCKHOLDERS
May 5, 2022
INFORMATION ABOUT SOLICITATION AND VOTING
The accompanying proxy is solicited on behalf of the board of directors of GitLab Inc. for use at our 2022 Annual Meeting of Stockholders, or Annual Meeting, to be held virtually at www.virtualshareholdermeeting.com/GTLB2022 shareholders may log in 15 minutes prior to the meeting on Friday, June 17, 2022 at 9:00 a.m. Pacific Time, and any adjournment or postponement thereof. The Notice of Internet Availability of Proxy Materials and this proxy statement for the Annual Meeting, or Proxy Statement, and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about May 5, 2022. An annual report for the fiscal year ended January 31, 2022 is available with this Proxy Statement by following the instructions in the Notice of Internet Availability of Proxy Materials. In this Proxy Statement, we refer to GitLab Inc. as “GitLab,” “we” or “us.” References to our website in this Proxy Statement are not intended to function as hyperlinks and the information contained on our website is not intended to be incorporated into this Proxy Statement.
INTERNET AVAILABILITY OF PROXY MATERIALS
In accordance with U.S. Securities and Exchange Commission, or SEC, rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient, less costly, and helps in conserving natural resources.
GENERAL INFORMATION ABOUT THE MEETING
Purpose of the Annual Meeting
You are receiving this Proxy Statement because our board of directors is soliciting your proxy to vote your shares at the Annual Meeting with respect to the proposals described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you pursuant to the rules and regulations of the SEC and is designed to assist you in voting your shares.
This is our first Annual Meeting as a public company. We intend to ensure that our stockholders are afforded the same rights and opportunities to participate virtually as they would at an in-person meeting. We believe the virtual format makes it easier for stockholders to attend, and participate fully and equally in, the Annual Meeting because they can join with any internet-connected device from any location around the world at no cost. Our virtual meeting format not only aligns with our all remote culture, it also helps us engage with all stockholders–regardless of size, resources, or physical location, saves us and stockholders’ time and money, and reduces our environmental impact.
Record Date; Quorum
Only holders of record of our Class A common stock and Class B common stock at the close of business on April 21, 2022, or the Record Date, will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 55,451,091 shares of Class A common stock and 92,160,837 shares of Class B common stock outstanding and entitled to vote. At the close of business on the Record Date, our directors and executive officers and their respective affiliates beneficially owned and were entitled to vote 1,919,421 shares of Class A common stock and 21,840,901 shares of Class B common stock at the Annual Meeting, or approximately 21.9% of the voting power of the shares of our Class A common stock and Class B common stock outstanding on such date. For ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting during ordinary business hours at our website: www.virtualshareholdermeeting.com/GTLB2022.
The holders of a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote at the Annual Meeting or if you have properly submitted a proxy.

Participating in the Annual Meeting
•Instructions on how to attend the Annual Meeting are posted at www.virtualshareholdermeeting.com/GTLB2022.
•You may log in to the meeting platform beginning at 8:45 a.m. Pacific Time on June 17, 2022. The meeting will begin promptly at 9:00 a.m. Pacific Time.
•You will need the 16-digit control number provided in your proxy materials to attend the Annual Meeting at www.virtualshareholdermeeting.com/GTLB2022.
•Stockholders of record and beneficial owners as of the Record Date may vote their shares electronically during the Annual Meeting.
•If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/GTLB2022, type your question into the “Ask a Question” field, and click “Submit.” If your question is properly submitted during the relevant portion of the meeting agenda, we will respond to your question during the live webcast, subject to time constraints. Questions that are substantially similar may be grouped and answered together to avoid repetition. We reserve the right to exclude questions that are irrelevant to meeting matters, irrelevant to the business of GitLab, or derogatory or in bad taste; that relate to pending or threatened litigation; that are personal grievances; or that are otherwise inappropriate (as determined by the chair of the Annual Meeting). A webcast replay of the Annual Meeting, including the Q&A session, will be archived on the “Investor Relations” section of our website, which is located at ir.gitlab.com.
•If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/GTLB2022. If you encounter technical difficulties accessing our meeting or asking questions during the meeting, a support line will be available on the login page of the virtual meeting website.

Voting Rights; Required Vote
In deciding all matters at the Annual Meeting, as of the close of business on the Record Date, each share of Class A common stock represents one vote and each share of Class B common stock represents ten votes. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.
Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, through the Internet or, if you request or receive paper proxy materials, by filling out and returning the proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.
Each director will be elected by a plurality of the votes cast, which means that the two individuals nominated for election to our board of directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may vote “FOR ALL NOMINEES,” “WITHHOLD AUTHORITY FOR ALL NOMINEES” or vote “FOR ALL EXCEPT” one or any of the nominees you specify. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2023 will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal. Abstentions (shares present at the Annual Meeting and marked “abstain”) are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon.

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner, or (ii) the broker lacked discretionary authority to vote the shares. A broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. Absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. At our Annual Meeting, only the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2023, is considered a routine matter. The other proposals presented at the Annual Meeting are non-routine matters. Broker non-votes are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.
Recommendations of Our Board of Directors on Each of the Proposals Scheduled to be Voted on at the Annual Meeting
Our board of directors recommends that you vote “FOR ALL NOMINEES” of the Class I directors named in this Proxy Statement, or Proposal No. 1, and “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2023, or Proposal No. 2. None of our directors or executive officers has any substantial interest in any matter to be acted upon, other than elections to office with respect to the directors so nominated.
Voting Instructions; Voting of Proxies

Vote By Internet	Vote By Telephone or Internet	Vote By Mail
You may vote prior to the day of the meeting, voting is available at www.proxyvote.com or via the virtual meeting website—any stockholder can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/GTLB2022, where stockholders may vote and submit questions during the meeting. The meeting starts at 9:00 a.m. Pacific Time. Please have your 16-Digit Control Number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/GTLB2022.
You may vote prior to the meeting by telephone by calling 800-690-6903 or through the Internet at www.proxyvote.com—in order to do so, please follow the instructions shown on your proxy card. Votes are accepted up until 8:59p.m. Pacific Time or 11:59 p.m. Eastern Time on June 16, 2022.
You may vote by mail—if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and promptly return it in the envelope provided or, if the envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717. Your completed, signed, and dated proxy card must be received prior to the Annual Meeting.

Votes submitted by telephone or through the Internet must be received by 11:59 p.m. Eastern Time on June 16, 2022. Submitting your proxy, whether by telephone, through the Internet or, if you request or receive a paper proxy card, by mail will not affect your right to vote in person should you decide to attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. For Proposal No. 1, you may vote “FOR ALL NOMINEES” to our board of directors, “WITHHOLD AUTHORITY FOR ALL NOMINEES” or vote “FOR ALL EXCEPT” one or any of the nominees you specify. For Proposal No. 2, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our board of directors stated above.

If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone, through the Internet or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign and return each proxy card you received to ensure that all of your shares are voted.

We strongly recommend that you vote your shares in advance of the meeting as instructed above, even if you plan to attend the Annual Meeting virtually.
Expenses of Soliciting Proxies
We will pay the expenses of soliciting proxies, including preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any other information furnished to stockholders. Following the original mailing of the soliciting materials, we and our agents, including directors, officers, and other team members, without additional compensation, may solicit proxies by mail, email, telephone, facsimile, by other similar means or in person. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or vote through the Internet, you are responsible for any Internet access charges you may incur.
Revocability of Proxies
A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:
•delivering to our Corporate Secretary by mail a written notice stating that the proxy is revoked;
•signing and delivering a proxy bearing a later date;
•voting again through the Internet; or
•attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS;
CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE
We are strongly committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders.
Corporate Governance Guidelines
Our board of directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for the governance of the company. Our Corporate Governance Guidelines are available without charge on the “Investors” section of our website, which is located at https://ir.gitlab.com, by clicking “Documents & Charters” in the “Governance” section of our website. Our nominating and corporate governance committee reviews the Corporate Governance Guidelines periodically, and changes are recommended to our board of directors as warranted.
Board Leadership Structure
Our Corporate Governance Guidelines provide that our board of directors shall be free to choose its chair in any way that it considers in the best interests of our company, and that the nominating and corporate governance committee periodically considers the leadership structure of our board of directors and makes such recommendations to our board of directors with respect thereto as appropriate. Our Corporate Governance Guidelines also provide that, when the positions of chair and chief executive officer are held by the same person, our board of directors shall designate a “lead independent director” by a majority vote of the independent directors. In cases in which the chair and chief executive officer are the same person, the chair schedules and sets the agenda for meetings of our board of directors in consultation with the lead independent director, and the chair, or if the chair is not present, the lead independent director, chairs such meetings. The responsibilities of the lead independent director include: presiding at executive sessions of independent directors, serving as a liaison between the chair and the independent directors, consulting with the chair regarding the information sent to our board of directors in connection with its meetings, having the authority to call meetings of the independent directors, being available under appropriate circumstances for consultation and direct communication with stockholders, and performing such other functions and responsibilities as requested by our board of directors from time to time.
Currently, our board of directors believes that it should maintain flexibility to select the chair of our board of directors and adjust our board leadership structure from time to time. Mr. Sijbrandij, our Chief Executive Officer, is also the Chair of our board of directors. Our board of directors determined that having our Chief Executive Officer also serve as the Chair of our board of directors provides us with optimally effective leadership and is in our best interests and those of our stockholders. Mr. Sijbrandij co-founded and has led our company since 2012. Our board of directors believes that Mr. Sijbrandij’s strategic vision for our business, his in-depth knowledge of our platform and operations and the software technology industry, and his experience serving as the Chair of our board of directors and Chief Executive Officer since our inception make him well qualified to serve as both Chair of our board of directors and Chief Executive Officer.
Because Mr. Sijbrandij serves in both these roles, our board of directors appointed Godfrey Sullivan to serve as our lead independent director. As lead independent director, Mr. Sullivan presides over periodic meetings of our independent directors, serves as a liaison between the chair of our board of directors and the independent directors, and performs such additional duties as our board of directors may otherwise determine and delegate. Our board of directors believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our board of directors and sound corporate governance policies and practices.
Our Board of Directors’ Role in Risk Oversight
Our board of directors, as a whole, has responsibility for risk oversight, although the committees of our board of directors oversee and review risk areas that are particularly relevant to them. The risk oversight responsibility of our board of directors and its committees is supported by our management reporting processes, which are designed to provide visibility to our board of directors and to our personnel that are responsible for risk assessment and information about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, investment, liquidity and tax), legal, regulatory, cybersecurity, privacy, compliance and reputational risks. Our board of directors reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular board meeting, receives reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions. Our audit committee assists our board of directors in fulfilling its oversight responsibilities with respect to risk management.

Each committee of our board of directors meets with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus. Our audit committee reviews our major financial risk exposures, our internal control over financial reporting, our disclosure controls and procedures, legal and regulatory compliance, and, among other things, discusses with management and our independent auditor guidelines and policies with respect to risk assessment and risk management. Our audit committee also reviews matters relating to cybersecurity and data privacy and security and reports to our board of directors regarding such matters. Our compensation and leadership development committee evaluates our major compensation-related risk exposures and the steps management has taken to monitor or mitigate such exposures. Our nominating and corporate governance committee assesses risks relating to our corporate governance practices, the independence of our board of directors and reviews and discusses the narrative disclosure regarding our board of directors’ leadership structure and role in risk oversight. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach.
Independence of Directors
The listing rules of the Nasdaq Stock Market LLC, or Nasdaq, generally require that independent directors constitute a majority of a listed company’s board of directors. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees must be an “independent director.” Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Additionally, compensation committee members must not have a relationship with the listed company that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.
In addition, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.
Our board of directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our board of directors determined that each of our directors other than Mr. Sijbrandij are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of Nasdaq. In making these determinations, our board of directors reviewed and discussed information provided by the directors and by us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our common stock by each non-employee director and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”
Committees of Our Board of Directors
Our board of directors has established an audit committee, a compensation and leadership development committee, and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Each of these committees has a written charter approved by our board of directors. Copies of the charters for each committee are available, without charge, in the “Investor Relations” section of our website, which is located at https://ir.gitlab.com, by clicking on “Documents & Charters” in the “Governance” section of our website. Members serve on these committees until their resignations or until otherwise determined by our board of directors.
Audit Committee
Our audit committee is composed of Karen Blasing, Godfrey Sullivan and Sundeep Bedi. Ms. Blasing is the chair of our audit committee. The members of our audit committee meet the independence requirements under Nasdaq and SEC rules and regulations. Each member of our audit committee is financially literate. In addition, our board of directors has determined that Ms. Blasing is an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, or the Securities Act. This designation does not impose any duties, obligations or liabilities that are greater than those generally imposed on other members of our audit committee and our board of directors. Our audit committee is responsible for, among other things, assisting our board of directors in its oversight of:
•selecting a firm to serve as our independent registered public accounting firm to audit our financial statements;
•ensuring the independence of the independent registered public accounting firm;

•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our interim and year-end operating results;
•establishing procedures for team members to anonymously submit concerns about questionable accounting or audit matters;
•considering the adequacy of our internal controls and internal audit function;
•reviewing related party transactions that are material or otherwise implicate disclosure requirements; and
•approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.
Our audit committee during the fiscal year ended January 31, 2022 also included Bruce Armstrong and David Hornik. Messrs. Armstrong and Hornik resigned from our board of directors and the audit committee in August 2021 and March 2022, respectively.
Compensation and Leadership Development Committee
Our compensation and leadership development committee is composed of Sue Bostrom, Matthew Jacobson, and Merline Saintil. Ms. Bostrom is the chair of our compensation and leadership development committee. The members of our compensation and leadership development committee meet the independence requirements under Nasdaq and SEC rules and regulations. Each member of this committee is also a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act. Our compensation and leadership development committee is responsible for, among other things:
•reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;
•reviewing and recommending to our board of directors the compensation of our non-employee directors;
•reviewing and recommending to our board of directors the terms of any compensatory agreements with our executive officers;
•administering our stock and equity incentive plans;
•reviewing and approving, or making recommendations to our board of directors with respect to, incentive compensation and equity plans; and
•establishing our overall compensation philosophy.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee is composed of Matthew Jacobson, Sue Bostrom, and Godfrey Sullivan. Mr. Jacobson is the chair of our nominating and corporate governance committee. The members of our nominating and corporate governance committee meet the independence requirements under Nasdaq and SEC rules and regulations. Our nominating and corporate governance committee is responsible for, among other things:
•identifying and recommending candidates for membership on our board of directors;
•recommending directors to serve on board committees;
•reviewing and recommending to our board of directors any changes to our corporate governance guidelines;
•reviewing proposed waivers of the code of conduct for directors and executive officers;
•overseeing the process of evaluating the performance of our board of directors; and
•advising our board of directors on corporate governance matters.
Our nominating and corporate governance committee during the fiscal year ended January 31, 2022 also included Mr. Sijbrandij. Mr. Sijbrandij resigned from our nominating and corporate governance committee in September 2021.
Compensation and Leadership Development Committee Interlocks and Insider Participation
The members of our compensation and leadership development committee during the fiscal year ended January 31, 2022 included Ms. Bostrom, Mr. Jacobson and Ms. Saintil. None of the members of the compensation and leadership development committee in fiscal year 2022 was at any time during fiscal year 2022 or at any other time an officer or team member of ours or any of our subsidiaries, and none had or have any relationships with us that are required to be disclosed under Item 404 of Regulation S-K. During fiscal year 2022, none of our executive officers served as a member of our board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation and leadership development committee.
Board and Committee Meetings and Attendance
Our board of directors and its committees meet regularly throughout the year, and hold special meetings and act by written consent from time to time. During fiscal 2022, our board of directors met 7 times and acted by unanimous written consent 10 times, the audit committee met 7 times and acted by unanimous written consent 0 times, the compensation and leadership development committee met 5 times and acted by unanimous written consent 0 times, and the nominating and corporate governance committee met 2 times and acted by unanimous written consent 0 times. During fiscal 2022, each member of our board of directors attended at least 75% of the aggregate of all meetings of our board of directors and of all meetings of committees of our board of directors on which such member served that were held during the period in which such director served.
Board Attendance at Annual Stockholders’ Meeting
Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of stockholders. We completed our initial public offering in October 2021 and did not have an annual meeting of stockholders in 2021.
Presiding Director of Non-Employee Director Meetings
The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. Our lead independent director, currently Mr. Sullivan, is the presiding director at these meetings.
Communication with Directors
Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of our board of directors or a specific member of our board of directors (including our chair or lead independent director, if any) may do so by letters addressed to the attention of our Corporate Secretary.
All communications are reviewed by the Corporate Secretary and provided to the members of our board of directors as appropriate. Unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of our board of directors will not be provided to directors.
Stockholders and interested parties are invited to contact our board of directors by email to our Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary at CLO@gitlab.com.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of the members of our board of directors, officers and team members. Our Code of Business Conduct and Ethics is posted on the “Investor Relations” section of our website, which is located at https://ir.gitlab.com under “Documents & Charters” in the “Governance” section of our website. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the address and location specified above.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS
Nomination to the Board of Directors
Our board of directors selects candidates for nomination to our board of directors based on the recommendation of the nominating and corporate governance committee in accordance with the committee’s charter, our restated certificate of incorporation and restated bylaws, our Corporate Governance Guidelines and the criteria approved by our board of directors regarding director candidate qualifications. In recommending candidates for nomination, the nominating and corporate governance committee considers candidates recommended by directors, officers, team members, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our board of directors is set forth below under “Stockholder Proposals to Be Presented at Next Annual Meeting.”
Director Qualifications; Diversity
With the goal of developing a diverse, experienced and highly qualified board of directors, the nominating and corporate governance committee is responsible for developing and recommending to our board of directors the desired qualifications, expertise and characteristics of members of our board of directors, including any specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on our board of directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of our board of directors to possess. We value diversity on a company-wide basis and seek to achieve a mix of members to our board of directors that represent diverse backgrounds and experiences, including with respect to age, gender, race, ethnicity, and occupation. Although the board of directors does not establish specific goals with respect to diversity, the board of directors’ overall diversity is a significant consideration in the director nomination process.
Because the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our board of directors from time to time, our board of directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal and regulatory rules and the Nasdaq listing requirements and the provisions of our amended and restated certificate of incorporation, restated bylaws, Corporate Governance Guidelines, and charters of the committees of our board of directors. In addition, neither our board of directors nor our nominating and corporate governance committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, the nominating and corporate governance committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, diversity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of our board of directors in the context of its existing composition. Through the nomination process, the nominating and corporate governance committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to our board of directors’ overall effectiveness. The brief biographical description of each director set forth in Proposal No. 1 below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our board of directors at this time.

See below for the diversity matrix of our board of directors as of March 31, 2022:

Total Number of Directors: 7 directors
	Female	Male	Non-Binary	Did Not Disclosure Gender
Gender Identity
Directors	3	4	—	—
Demographic Background
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	3	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our board of directors currently consists of seven directors and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class I will stand for election at the Annual Meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders held in 2023 and 2024, respectively. At the recommendation of our nominating and corporate governance committee, our board of directors proposes that each of the two Class I nominees named below, each of whom is currently serving as a director in Class I, be elected as a Class I director for a three-year term expiring at the 2025 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification, or removal. Each director will be elected by a plurality of the votes cast, which means that the two individuals nominated for election to our board of directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected.
Shares represented by proxies will be voted “FOR” the election of each of the two nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for more than two directors. Stockholders may not cumulate votes for the election of directors.
Nominees to Our Board of Directors
The nominees and their ages, occupations and length of service on our board of directors as of the date of this Proxy Statement, are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name of Director/Nominee	Age	Position	Director Since
Matthew Jacobson(1)(2)	38	Director	August 2018
Sytse Sijbrandij	42	Co-Founder, Chief Executive Officer and Chair of the Board	September 2014

(1)	Member of the compensation and leadership development committee
(2)	Chair of the nominating and corporate governance committee

Matthew Jacobson has served as a member of our board of directors since August 2018. Mr. Jacobson has served as a General Partner at ICONIQ Capital, an investment and venture capital firm where he has worked since September 2013. Mr. Jacobson serves on the board of directors of Datadog, Inc., a monitoring and data analytics company since July 2019, Braze, Inc. a customer engagement platform company since July 2017, and Sprinklr, Inc., an enterprise software company, since December 2014. Additionally, Mr. Jacobson currently serves on the boards of a number of private technology companies, including BambooHR LLC, Collibra NV, Orca Security Ltd., RealtimeBoard Inc. dba Miro, and Relativity ODA LLC. Mr. Jacobson previously served on the board of directors of Twistlock Inc. from August 2018 to July 2019 and as a shareholder representative for Adyen NV from September 2015 to June 2018. Prior to ICONIQ Capital, Mr. Jacobson held operating roles at Groupon and investing roles at Battery Ventures and Technology Crossover Ventures. He began his career as an investment banker at Lehman Brothers. Mr. Jacobson earned a B.S. in Finance and Management from The Wharton School of the University of Pennsylvania. We believe that Mr. Jacobson is qualified to serve as a member of our board of directors because of his executive leadership experience and extensive experience with the venture capital and technology industries.
Sytse Sijbrandij is our co-founder and has served as our Chief Executive Officer and a member of our board of directors since September 2014, and as Chair of our Board of Directors since March 2021. From January 2008 to August 2012, Mr. Sijbrandij served as a founder at Comcoaster, a software company. From August 2009 to January 2012, Mr. Sijbrandij also served as a part-time Software Architect at Ministerie van Justitie, the Dutch Ministry of Safety & Justice. From November 2003 to December 2007, Mr. Sijbrandij was the Operational Director at U-Boat Worx B.V., a recreational submersible company. Mr. Sijbrandij earned a B.S. and M.S.c. from the University of Twente in Management Science. We believe Mr. Sijbrandij is qualified to serve as a member of our board of directors because of the historical knowledge, operational expertise, leadership, and continuity that he brings to our board of directors as our co-founder and Chief Executive Officer.

Continuing Directors
The directors who are serving for terms that end following the Annual Meeting and their ages, occupations and length of service on our board of directors as of the date of this Proxy Statement are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name of Director	Age	Position	Director Since
Class II Directors:
Karen Blasing(1)	65	Director	August 2019
Merline Saintil(2)	45	Director	November 2020
Godfrey Sullivan(3)(4)*	68	Director	January 2020
Class III Directors:
Sundeep Bedi(3)	48	Director	August 2021
Sue Bostrom(4)(5)	61	Director	April 2019

*	Lead Independent Director
(1)	Chair of the audit committee
(2)	Member of the compensation and leadership development committee
(3)	Member of the audit committee
(4)	Member of the nominating and corporate governance committee
(5)	Chair of the compensation and leadership development committee
Karen Blasing has served as a member of our board of directors since August 2019. Ms. Blasing served as Chief Financial Officer of Guidewire Software, Inc., a back-end systems software company, from July 2009 to March 2015. Ms. Blasing has served as a member of the board of directors of AutoDesk, Inc., a 3D design software company, since March 2018, and Zscaler, Inc., a cloud-based information security company, since January 2017. Ms. Blasing also served as a member of the board of directors of Ellie Mae, Inc. from June 2015 to April 2019. Ms. Blasing earned a B.A. in Economics and Business Administration from the University of Montana and an M.B.A. from the University of Washington. We believe that Ms. Blasing is qualified to serve as a member of our board of directors because of her executive leadership experience, extensive experience in the technology field, extensive finance experience, and her experience as a director of public companies.
Merline Saintil has served as a member of our board of directors since November 2020. Ms. Saintil served from November 2014 to August 2018, as Head of Operations of Product and Technology at Intuit Inc., a financial management solutions software company, and as Head of Operations of Mobile and Emerging Products at Yahoo! Inc., an online web portal company, from January 2014 to November 2014. Ms. Saintil has served as Lead Independent Director since June 2021 at Rocket Lab USA, Inc, a rocket systems and technology company, as a board member of Lightspeed Commerce, a cloud based commerce platform company, since August 2020, Alkami Technology, Inc., a cloud-based digital banking software company, since October 2020, Evolve Technology, a weapons detection for security screening company, since January 2021, and TD Synnex, a global distributor and solutions aggregator company, since September 20221. Ms Saintil previously served on the board of directors of ShotSpotter, Inc., a gunfire detection technology company, from April 2019 to June 2021, and Banner Corporation, a banking corporation, from March 2017 until the adjournment of Banner Corporation’s 2022 annual meeting expected to be May 2022. Ms. Saintil earned a B.S. from Florida Agricultural and Mechanical University and an M.S. from Carnegie Mellon University. We believe that Ms. Saintil is qualified to serve as a member of our board of directors because of her executive leadership experience, product experience, and extensive experience in the technology field.
Godfrey Sullivan has served as a member of our board of directors since January 2020 and as our lead independent director since March 2021. Mr. Sullivan served as President and CEO of Splunk Inc., an operational intelligence software company from 2008 to November 2015. Prior to that, Mr. Sullivan served as President and CEO of Hyperion Solutions, LLC, a business performance management software company, from October 2001 to June 2007. Prior to joining Hyperion Solutions, LLC, Mr. Sullivan served in roles of increasing responsibility from August 1992 to June 2000 at Autodesk, Inc., a 3D design software company. Prior to joining Autodesk, Inc., Mr. Sullivan served in roles of increasing responsibility from 1985 to 1992 at Apple, Inc., a multinational technology company. Mr. Sullivan has served as a member of the board of directors of CrowdStrike, Inc. a cybersecurity technology company, since November 2017 and Marqeta, Inc., a modern card issuing company, since May 2021. Mr. Sullivan previously served as a member of the board of directors of Splunk Inc., an operational intelligence platform company, from 2008 to March 2019, RingCentral, Inc., a provider of cloud-based communications and collaboration solutions, from April 2019 to March 2021, Informatica Corporation, a data integration software provider, from 2008 to 2013, and Citrix Systems Inc., an enterprise software company, from February 2005 to June 2018. Mr. Sullivan earned a B.B.A. in Real Estate and Economics from Baylor University. We believe that Mr. Sullivan is qualified to serve as a member of our board of directors because of his executive leadership experience and extensive experience as a director of public companies.
Sundeep Bedi has served as a member of our board of directors since August 2021. Mr. Bedi has served as Chief Information Officer and Chief Development Officer of Snowflake Inc. since January 2020. Previously, Mr. Bedi served in positions of increasing responsibility at Nvidia Corp. from February 2008 through January 2020, most recently as Vice President of Global IT. Mr. Bedi earned a B.S. in Biology from the University of San Francisco and an M.B.A. from the University of San Francisco. We believe Mr. Bedi is qualified to serve as a member of our board of directors because of his technical expertise and leadership experience in the technology industry.
Sue Bostrom has served as a member of our board of directors since April 2019. Ms. Bostrom served as Executive Vice President and Chief Marketing Officer at Cisco Systems, Inc., a technology services and products company, where she was an executive from 1997 to 2011. Ms. Bostrom has served as a member of the board of directors of Samsara, a cloud operations platform company, since March 2021, Anaplan, Inc., a business planning software platform company, since September 2017, and ServiceNow, Inc., a cloud-based solutions software company, since July 2014. Ms. Bostrom served as a member of the board of directors of Nutanix, Inc. a virtualized datacenter platform company, from October 2017 to March 2022, Cadence Design Systems, a computational software company, from February 2011 to May 2021, and Varian Medical Systems, a radiation oncology treatments and software company, from February 2005 to February 2019. Ms. Bostrom earned a B.S. in Business from the University of Illinois and an M.B.A. from Stanford University. We believe that Ms. Bostrom is qualified to serve as a member of our board of directors because of her executive leadership experience, compensation committee experience, and experience as a director of public companies.
There are no family relationships among our directors and executive officers.
Director Compensation
The following table provides information for the fiscal year ended January 31, 2022 regarding all compensation awarded to, earned by or paid to each person who served as a director for some portion or all of fiscal year 2022, other than Mr. Sijbrandij, the Chair of our Board of Directors and Chief Executive Officer. Mr. Sijbrandij is not included in the table below, as he is a team member and receives no compensation for his service as director. The compensation received by Mr. Sijbrandij as a team member is shown in the “Executive Compensation—Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Bruce Armstrong (3)	—	—	—
Sundeep Bedi (4)	12,000	488,106	500,106
Karen Blasing	15,000	—	15,000
Sue Bostrom	25,200	—	25,200	(5)
David Hornik (6)	12,000	—	12,000
Matthew Jacobson	—	—	—
Merline Saintil	11,100	—	11,100
Godfrey Sullivan	23,700	—	23,700	(5)

(1)	The amounts report in this column represent amounts paid pursuant to our non-employee director compensation policy as outlined below.
(2)	The amounts reported in this column represent the aggregate grant date value of equity awards made to directors in the fiscal year ended January 31, 2022 computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718, or ASC 718. This amount does not reflect the actual economic value realized by the director, which will vary depending on the performance of our Class A common stock.
(3)	Mr. Armstrong resigned from our board of directors in August 2021.
(4)	Sundeep Bedi was appointed to our board of directors in August 2021 and accordingly was granted stock options to purchase 36,000 shares of the company’s Class B common stock on September 3, 2021 with an exercise price of $26.64 and expiry date of September 2, 2031. The stock options vest monthly over 48 months in equal installments starting on September 3, 2021, subject to a one year cliff and continued service through the applicable vesting date.
(5)	Includes overpayment of $9,000 in fees due to an administrative error that was corrected in fiscal year 2023.
(6)	Mr. Hornik resigned from the board of directors in March 2022.
Non-Employee Director Compensation Arrangements
Before our initial public offering, we did not have a formal policy to provide any cash or equity compensation to our non-employee directors for their service on our board of directors or committees of our board of directors. In connection with our initial public offering, our board of directors approved the following cash and equity compensation for our non-employee directors.
Non-Employee Director Equity Compensation
Initial Appointment RSU Grant
Each new non-employee director appointed to our board of directors following will be granted restricted stock units, or Initial Appointment RSUs, on the date of his or her appointment to our board of directors, under our 2021 Equity Incentive Plan, or the 2021 Plan, having an aggregate value of $250,000 based on the average daily closing price of our Class A common stock on the Nasdaq Global Select Market on the date of grant, as well as a prorated portion of the Annual RSU grant described below. The Initial Appointment RSUs will vest as to one-third of the Initial Appointment RSUs on each of the first three anniversaries following the date of grant so long as the non-employee director continues to provide services to us through such date. In addition, the Initial Appointment RSUs will fully vest upon the consummation of a corporate transaction (as defined in our 2021 Plan).
Annual RSU Grant
On the date of each annual meeting of stockholders, each non-employee director who is serving on our board of directors, and will continue to serve on our board of directors following the date of such annual meeting, will automatically be granted restricted stock units, or Annual RSUs, under our 2021 Plan, having an aggregate value of $195,000 based on the average daily closing price of our Class A common stock on the Nasdaq Global Select Market on the date of grant. The Annual RSUs will fully vest on the earlier of (1) the date of the following year’s annual meeting of stockholders and (2) the date that is one year following the date of grant. In addition, the Annual RSUs will fully vest upon the consummation of a corporate transaction (as defined in our 2021 Plan).
Non-Employee Director Cash Compensation
Each non-employee director will be entitled to receive an annual cash retainer of $30,000, paid quarterly in arrears and prorated for partial quarters served, for service on the board of directors and additional annual cash compensation for committee membership as follows:
•Audit committee chair: $20,000;
•Audit committee member: $10,000;
•Compensation and leadership development committee chair: $20,000;
•Compensation and leadership development committee member: $7,000;
•Nominating and corporate governance committee chair: $8,000; and
•Nominating and corporate governance committee member: $4,000.
Chairs of our committees receive the cash compensation designated above for chairs in lieu of the non-chair member cash compensation. In addition, our lead independent director is entitled to receive an additional annual cash retainer of $15,000.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN THE ELECTION OF EACH OF THE TWO NOMINATED DIRECTORS

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM
Our audit committee has selected KPMG LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending January 31, 2023 and recommends that stockholders vote for ratification of such selection. The ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2023 requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting. In the event that KPMG LLP is not ratified by our stockholders, the audit committee will review its future selection of KPMG LLP as our independent registered public accounting firm.
KPMG LLP audited our financial statements for the fiscal year ended January 31, 2022. Representatives of KPMG LLP are expected to be present at the Annual Meeting and they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.
Independent Registered Public Accounting Firm Fees and Services
We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. In accordance with standard policy, KPMG LLP periodically rotates the individuals who are responsible for our audit.
In addition to performing the audit of our consolidated financial statements, KPMG LLP provided various other services during the years ended January 31, 2021 and 2022. Our audit committee has determined that KPMG LLP’s provision of these services, which are described below, does not impair KPMG LLP’s independence from us. During the years ended January 31, 2021 and 2022, fees for services provided by KPMG LLP were as follows:

Fees Billed to GitLab	2021	2022
Audit and audit related fees(1)	$2,506,515	$762,039
Tax fees(2)	$617,388	$134,186
Other fees	$—	$—
Total fees	$3,123,903	$896,225

(1)
“Audit fees” includes the aggregate fees paid or payable for each of the last two fiscal years for professional services rendered for the audit of the Company’s annual consolidated financial statements and the reviews of interim financial information. The fees include services that are normally provided in connection with statutory or regulatory filings or engagements. The fees for fiscal year 2022 include $1,200,000 related to services provided in connection with the Company’s initial public offering in October of 2021.

(2)	“Tax fees” includes the aggregate fees billed in each of the last two fiscal years for professional services rendered for tax advice and tax planning.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, the scope of services provided by the independent registered public accounting firm and the fees for the services to be performed. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All of the services relating to the fees described in the table above were approved by our audit committee.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 31, 2023

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of our audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.
Our audit committee has reviewed and discussed with our management and KPMG LLP our audited consolidated financial statements for the fiscal year ended January 31, 2022. Our audit committee has also discussed with KPMG LLP the matters required to be discussed by Auditing Standard No. 1301 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communications with Audit Committees.”
Our audit committee has received and reviewed the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with our audit committee concerning independence, and has discussed with KPMG LLP its independence from us.
Based on the review and discussions referred to above, our audit committee recommended to our board of directors that the audited consolidated financial statements be included in our annual report on Form 10-K for the fiscal year ended January 31, 2022 for filing with the U.S. Securities and Exchange Commission.
Submitted by the Audit Committee
Karen Blasing, Chair
Sundeep Bedi
Godfrey Sullivan

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 1, 2022, by:
•each of our named executive officers;
•each of our directors or director nominees;
•all of our directors and executive officers as a group; and
•each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of our Class A common stock or Class B common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares beneficially owned, subject to applicable community property laws.
Applicable percentage ownership is based on 52,316,579 shares of Class A common stock and 95,315,066 shares of Class B common stock outstanding as of April 1, 2022. Shares of our Class A common stock and Class B common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 1, 2022 or RSUs that may vest and settle within 60 days of April 1, 2022 are deemed to be outstanding and beneficially owned by the person holding the stock options or RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities listed in the table below is 268 Bush Street, #350, San Francisco, California 94104-3503.

Name of Beneficial Owner	Shares Beneficially Owned				% of Total Voting Power(1)
	Class A		Class B
	Shares	%	Shares	%
Named Executive Officers and Directors:
Sytse Sijbrandij (2)	—	*	23,190,901	23.95%	22.73%
Michael McBride (3)	896,506	1.71%	742,880	*	*
Eric Johnson (4)	24,180	*	1,072,980	1.11%	1.06%
Sundeep Bedi (5)	—	*	36,000	*	*
Karen Blasing (6)	150,000	*	—	*	*
Sue Bostrom (7)	317,500	*	—	*	*
Matthew Jacobson (8)	5,676,698	10.85%	12,570,774	13.19%	13.07%
Merline Saintil (9)	—	*	70,000	*	*
Godfrey Sullivan (10)	—	*	150,000	*	*
All Directors and Officers as a Group (11 persons) (11)	1,022,915	1.96%	26,523,031	26.52%	25.30%
Other 5% Stockholders:
Sytse Sijbrandij (2)	—	*	23,190,901	23.95%	22.73%
Khosla Ventures Funds (12)	—	*	19,028,320	19.96%	18.92%
August Capital VII, L.P. (13)	—	*	14,931,200	15.67%	14.85%
ICONIQ Strategic Partners Funds (14)	5,676,698	10.85%	12,570,774	13.19%	13.07%
GV 2017, L.P. (15)	—	*	8,888,776	9.33%	8.84%

*	Less than 1%

(1)	Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share.
(2)	Consists of (i) 21,690,901 shares of Class B common stock directly owned by Mr. Sijbrandij, and (ii) 1,500,000 shares underlying options to purchase Class B common stock that are exercisable within 60 days of April 1, 2022.
(3)	Consists of (i) 896,506 shares of Class A common stock directly owned by Mr. McBride and (ii) 742,880 shares underlying options to purchase Class B common stock that are exercisable within 60 days of April 1, 2022.
(4)	Consists of (i) 24,180 shares of Class A common stock directly owned by Mr. Johnson and (ii) 1,072,980 shares underlying options to purchase Class B common stock that are exercisable within 60 days of April 1, 2022.
(5)	Consists of shares underlying options to purchase Class B common stock that are exercisable within 60 days of April 1, 2022.
(6)	Consists of 150,000 shares of Class A common stock directly owned by Ms. Blasing, which were acquired pursuant to the early exercise of a stock option, and 53,125 of which are subject to a lapsing right of repurchase by us as of April 1, 2022.

(7)	Consists of 317,500 shares of Class A common stock directly owned by Ms. Bostrom, which were acquired pursuant to the early exercise of a stock option, and 85,990 of which are subject to a lapsing right of repurchase by us as of April 1, 2022.
(8)	Consists of shares held by the ICONIQ Entities (as defined below) identified in footnote (14), below.
(9)	Consists of shares underlying options to purchase Class B common stock that are exercisable within 60 days of April 1, 2022.
(10)	Consists of 150,000 shares of Class B common stock directly owned by Mr. Sullivan, which were acquired pursuant to the early exercise of a stock option, and 68,750 of which are subject to a lapsing right of repurchase by us as of April 1, 2022.
(11)	This total includes the securities beneficially owned by all of our directors and officers, including, without limitation, the securities described in footnotes (2) through (9). It also includes an additional 2,720,743 shares which are subject to a lapsing repurchase right as of April 1, 2022. Other than as stated in footnotes (2) through (9) above, none of our directors or officers is capable of acquiring shares of the Company’s capital stock within 60 days of April 1, 2022 through the vesting of restricted stock units or stock option awards.
(12)	As reported in a statement on Schedule 13G filed with the SEC on February 14, 2022, the securities reported in this row consist of (i) 14,349,948 shares of Class B common stock held by Khosla Ventures Seed C, LP (“Seed C”) and (ii) 4,678,372 shares of Class B common stock held by Khosla Ventures V, LP (“KV V”). The general partner of Seed C is Khosla Ventures Seed Associates C, LLC (“KVSA C”). The general partner of KV V is Khosla Ventures Associates V, LLC (“KVA V”). VK Services, LLC (“VK Services”) is the sole manager of KVSA C and KVA V. Vinod Khosla is the managing member of VK Services. Each of Mr. Khosla, VK Services and KVSA C may be deemed to share voting and dispositive power over the shares held by Seed C. Each of Mr. Khosla, VK Services and KVA V may be deemed to share voting and dispositive power over the shares held by KV V. The address for Mr. Khosla, and each of the foregoing entities is 2128 Sand Hill Road, Menlo Park, California 94025.
(13)	As reported in a statement on Schedule 13G filed with the SEC on February 14, 2022, the securities reported in this row consist of (i) 14,931,200 shares of Class B common stock held directly by August Capital VII, L.P. as nominee for itself and August Capital Strategic Partners VII, L.P. (together, the “August Capital Funds”). August Capital Management VII, L.L.C. is the general partner of the August Capital Funds and may be deemed to have sole voting power and sole investment power over the shares held by the August Capital Funds. David Hornik, a member of our Board, W. Eric Carlborg, and Howard Hartenbaum are members of August Capital Management VII, L.L.C. and may be deemed to have shared voting and investment power with respect to the shares held by the August Capital Funds. The business address for the August Capital Funds is PMB #456, 660 4th Street, San Francisco, California 94107.
(14)	As reported in a statement on Schedule 13G filed with the SEC on February 14, 2022, and based on a further update on a Form 4 filed with the SEC on March 9, 2022. According to the aforementioned filings, the securities reported in this row consist of (i) 1,515,133 shares of Class A common stock and 4,545,397 shares of Class B common stock held by ICONIQ Strategic Partners III, L.P. (“ICONIQ III”); (ii) 1,618,938 shares of Class A common stock and 4,856,813 shares of Class B common stock held by ICONIQ Strategic Partners III-B, L.P. (“ICONIQ III-B”); (iii) 345,571 shares of Class A common stock and 1,036,712 shares of Class B common stock held by ICONIQ Strategic Partners IV, L.P. (“ICONIQ IV”); (iv) 572,572 shares of Class A common stock and 1,717,715 shares of Class B common stock held by ICONIQ Strategic Partners IV-B, L.P. (“ICONIQ IV-B”); (v) 129,400 shares of Class A common stock and 163,011 shares of Class B common stock held by ICONIQ Strategic Partners V, L.P. (“ICONIQ V”); (vi) 195,650 shares of Class A common stock and 251,126 shares of Class B common stock held by ICONIQ Strategic Partners V-B, L.P. (“ICONIQ V-B”); (vii) 429,104 shares of Class A common stock held by ICONIQ Strategic Partners VI, L.P. (“ICONIQ VI”); (viii) 535,503 shares of Class A common stock held by ICONIQ Strategic Partners VI-B, L.P. (“ICONIQ VI-B”); and (ix) 334,827 shares of Class A common stock held by ICONIQ Investment Holdings, L.P. (“ICONIQ Holdings” and, together with ICONIQ III, ICONIQ III‑B, ICONIQ IV, ICONIQ IV-B, ICONIQ V, ICONIQ V‑B, ICONIQ VI, and ICONIQ VI‑B, the “ICONIQ Entities”). ICONIQ Strategic Partners III GP, L.P. (“ICONIQ GP III”) is the sole general partner of each of ICONIQ III and ICONIQ III-B. ICONIQ Strategic Partners III TT GP, Ltd. (“ICONIQ Parent GP III”) is the sole general partner of ICONIQ GP III. ICONIQ Strategic Partners IV GP, L.P. (“ICONIQ GP IV”) is the sole general partner of each of ICONIQ IV and ICONIQ IV-B. ICONIQ Strategic Partners IV TT GP, Ltd. (“ICONIQ Parent GP IV”) is the sole general partner of ICONIQ GP IV. ICONIQ Strategic Partners V GP, L.P. (“ICONIQ GP V”) is the sole general partner of each of ICONIQ V and ICONIQ V-B. ICONIQ Strategic Partners V TT GP, Ltd. (“ICONIQ Parent GP V”) is the sole general partner of ICONIQ GP V. ICONIQ Strategic Partners VI GP, L.P. (“ICONIQ Parent GP VI”) is the sole general partner of each of ICONIQ VI and ICONIQ VI‑B. ICONIQ Capital Group, LLC (“ICONIQ Capital”) is the sole general partner of ICONIQ Holdings. Divesh Makan and William J.G. Griffith are the sole equity holders of ICONIQ Parent GP III and may be deemed to have shared voting and dispositive power with respect to the shares held by ICONIQ III and ICONIQ III-B. Divesh Makan, William J.G. Griffith and Matthew Jacobson, who is a member of our Board, are the sole equity holders of each of: (i) ICONIQ Parent GP IV; (ii) ICONIQ Parent GP V; and (iii) ICONIQ Parent GP VI and, as such, may be deemed to have shared voting and dispositive power with respect to the shares held by ICONIQ IV, ICONIQ IV-B, ICONIQ V, ICONIQ V-B, ICONIQ VI, and ICONIQ VI‑B. Divesh Makan is the sole member of ICONIQ Capital and, as such, may be deemed to have voting and dispositive power with respect to the shares held by ICONIQ Capital. The address for each of the ICONIQ Entities is 394 Pacific Avenue, 2nd Floor, San Francisco, California 94111.
(15)	As reported in a statement on Schedule 13G filed with the SEC on February 14, 2022, the securities reported in this row consists of 8,888,776 shares of Class B common stock held by GV 2017, L.P. GV 2017 GP, L.P. is the general partner of GV 2017, L.P. GV 2017 GP, L.L.C. is the general partner of GV 2017 GP, L.P. Alphabet Holdings LLC is the managing member of GV 2017 GP, L.L.C. XXVI Holdings Inc. is the managing member of Alphabet Holdings LLC. Alphabet Inc. is the controlling stockholder of XXVI Holdings Inc. As such, each of the aforementioned entities may be deemed to have sole power to vote or dispose of the shares held directly by GV 2017, L.P. Alphabet Inc. is a publicly traded corporation. The principal business address for each entity named in this footnote is 1600 Amphitheatre Parkway, Mountain View, CA 94043.

EXECUTIVE OFFICERS

The names of our executive officers, their ages as of the date of this Proxy Statement and their positions are shown below:

Name	Age	Position(s)
Executive Officers:
Sytse Sijbrandij	42	Co-Founder, Chief Executive Officer and Chair of the Board
Brian Robins	52	Chief Financial Officer
Eric Johnson	43	Chief Technology Officer
Michael McBride	48	Chief Revenue Officer
Robin J. Schulman	48	Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary
Our board of directors chooses executive officers, who then serve at the discretion of our board of directors. There is no family relationship between any of the directors or executive officers and any of our other directors or executive officers.
For information regarding Mr. Sijbrandij, please refer to “Proposal No. 1—Election of Directors.”
Brian Robins Brian Robins has served as our Chief Financial Officer since October 2020. Since April 2019, Mr. Robins has also served as a Special Advisor at Brighton Park Capital, L.P., an investment firm that specializes in software, information services and technology-enabled services as well as on the Advisory Council at ForgePoint Capital , an investment firm specializing in cybersecurity, since January 2017. Prior to joining us, from October 2019 to October 2020, Mr. Robins served as Chief Financial Officer at Sisense Ltd., a business intelligence software company, and from August 2017 to April 2019, he served as Chief Financial Officer and Treasurer of Cylance Inc., a cybersecurity software company. Mr. Robins also served as Chief Financial Officer of AlienVault, Inc. a unified security management software company, from June 2015 to August 2017. From October 2012 to March 2014, he served as the Vice President and Chief Financial Officer of Global Business Services at Computer Sciences Corporation, a global information technology company. From February 2007 to October 2011, he held several senior positions at VeriSign, Inc., including Chief Financial Officer from August 2009 to October 2011 and Acting Chief Financial Officer from April 2008 to August 2009. Mr. Robins earned a B.S. in Finance from Lipscomb University and an M.B.A from Vanderbilt University.
Eric Johnson  has served as our Chief Technology Officer since March 2021. Mr. Johnson previously served as our Executive Vice President of Engineering from February 2020 to March 2021 and VP of Engineering from September 2017 to February 2020. Since February 2021, Mr. Johnson has also served as a Director of the Linux Foundation, a non-profit technology consortium company. Prior to joining us, from July 2014 to May 2017, Mr. Johnson served as the Vice President of Engineering at Unmanned Innovation, Inc., a commercial drone startup company. Prior to his role at Unmanned Innovation, Inc., from June 2008 to July 2014, he served as the Senior Director of Web at Brightcove Inc., an online video software company. Mr. Johnson earned a B.A. in Philosophy from Villanova University.
Michael McBride  has served as our Chief Revenue Officer since May 2018. Prior to joining us, from March 2013 to February 2017, he served as the Senior Vice President of Worldwide Field Operations at Lookout, Inc., a cybersecurity company. Prior to joining Lookout, Inc., from July 2011 to March 2013, Mr. McBride served as the Vice President of Platform at DeNA. Co., Ltd, a mobile social games, development, and commercial platforms company. DeNa acquired Lionside where Michael served as Vice President, Business Operations from March 2010 to June 2011. Prior to his roles at DeNA and Lionside, Mr. McBride served as Vice President, Worldwide Sales at Meraki from May 2007 to March 2010. Mr. McBride earned a B.S. in Mechanical Engineering from Stanford University and an M.B.A from Stanford University Graduate School of Business.
Robin J. Schulman joined GitLab in December 2019 as our Chief Legal Officer and Corporate Secretary and currently serves as our Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary, a role she has held since January 2022. Prior to joining us, from February 2018 to November 2019, Ms. Schulman served as the Senior Vice President, Chief Legal Officer and Corporate Secretary at Couchbase, Inc., a computer technology company. Prior to Couchbase, Inc., from December 2013 to February 2018, Ms. Schulman served as the General Counsel, Corporate Secretary, and Chief Compliance Officer at New Relic, Inc., an enterprise software company. From May 2010 through December 2013, Ms. Schulman served as Legal Counsel at Adobe Systems Incorporated, a computer software company, and from September 2006 to April 2010, Ms. Schulman served as an Associate at Fenwick & West LLP, a law firm providing legal services to technology and life science companies. Since 2021, Ms. Schulman serves as a board of directors observer to a private company and serves as a member of the board of directors of The Ocean Conservancy since March 2022. Ms. Schulman earned a B.F.A. in Dramatic Writing and Film from New York University and a J.D. from Rutgers University School of Law.

EXECUTIVE COMPENSATION
Overview
This section provides an overview of the executive compensation for our principal executive officer and the two other most highly compensated executive officers serving as such at January 31, 2022. We refer to these three executive officers as our “Named Executive Officers.” The compensation awarded to, earned by, or paid to our Named Executive Officers for all services rendered in all capacities to us during the years ended January 31, 2022 and 2021, as applicable, is set forth in detail in the Summary Compensation Table and other tables that follow, as well as the accompanying footnotes and narratives relating to those tables.
Our Named Executive Officers for the fiscal year ended January 31, 2022 were:
•Sytse Sijbrandij, our co-founder, Chief Executive Officer, and Chair of the board of directors;
•Eric Johnson, our Chief Technology Officer; and
•Michael McBride, our Chief Revenue Officer.
Summary Compensation Table
The following table provides information concerning compensation awarded to, earned by or paid to each of our Named Executive Officers for all services rendered in all capacities during the fiscal years ended January 31, 2022 and 2021, respectively.

Name and Principal Position	Fiscal Year	Salary ($)	Equity Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)(3)	Total ($)
Sytse Sijbrandij	2022	0.25	18,497,700	—	18,497,700
Co-founder, Chief Executive Officer, and Chair of the board of directors	2021	—	—	124,400	124,400
Michael McBride	2022	335,000	3,187,712	643,156	4,165,868
Chief Revenue Officer	2021	285,000	—	405,821	690,821
Eric Johnson	2022	340,000	3,147,866	323,170	3,811,036
Chief Technology Officer	2021	300,645	346,269	150,747	797,661
_______________
(1) The amounts presented represent the aggregate grant-date fair value of the options to purchase shares of Class B common stock and RSUs awarded to the Named Executive Officer during fiscal 2022 and 2021, respectively, in accordance with FASB Accounting Standards Codification Topic 718. The assumptions used in calculating the grant-date fair value of the stock options reported in the “Equity Awards” column are set forth in Note 12 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2022. Such grant-date fair value does not take into account any estimated forfeitures related to service-based vesting conditions.
(2) The amounts presented represent performance bonuses paid in fiscal year 2022 based on the achievement of corporate performance metrics set by the board of directors.
(3) The amounts presented represent commission paid in fiscal year 2022 based on the achievement of corporate and individual performance metrics set by the board of directors.
Equity Compensation
From time to time, we grant equity awards in the form of stock options and RSUs to our Named Executive Officers, which are generally subject to vesting based on each of our Named Executive Officers’ continued service with us. Each of our Named Executive Officers currently holds outstanding stock options to purchase shares of our Class B common stock that were granted under our 2015 Equity Incentive Plan, or the 2015 Plan, as set forth in the “Outstanding Equity Awards at Fiscal Year-End Table” below.
Outstanding Equity Awards at Fiscal Year-End Table
The following table presents, for each of the Named Executive Officers, information regarding outstanding stock options and RSU awards to purchase shares of Class B common stock held as of January 31, 2022.

Name	Grant Date(1)		Option Awards				Stock Awards
			Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)(2)	Option Expiration Date	Number of Unearned Shares or Units of Stock That Have Not Vested (#)(3)	Market Value of Unearned Shares or Units of Stock That Have Not Vested ($)(4)
Sytse Sijbrandij	May 17, 2021	(5)	1,500,000	—	$17.82	May 16, 2031	—	—
	May 17, 2021	(5)	—	—	—	—	3,000,00	$192,030,000
Eric Johnson	March 18, 2021	(6)	158,000	—	$17.82	March 17, 2031	—	—
	March 18, 2021	(7)	158,000	—	$17.82	March 17, 2031	—	—
	September 9, 2020	(8)	110,000	—	$9.99	September 8, 2030	—	—
	November 13, 2017	(9)	671,160	—	$0.65	November 12, 2027	—	—
Michael McBride	March 18, 2021	(10)	160,000	—	$17.82	March 17, 2031	—	—
	March 18, 2021	(11)	160,000	—	$17.82	March 17, 2031	—	—
	July 26, 2018	(12)	422,880	—	$0.65	July 25, 2028	—	—
(1) All of the outstanding equity awards were granted under our 2015 Plan, unless otherwise indicated.
(2) This column represents the fair value of a share of our Class B common stock on the grant date, as determined by our board of directors.
(3) The number of RSUs included in the table assumes achievement of market-based goals at the target level for each performance tranche.
(4) The market value of unvested RSUs is calculated by multiplying the number of unvested RSUs held by the named executive officer by the closing price of our Class A capital stock on January 31, 2022, which was $64.01 per share.
(5) For information regarding Mr. Sijbrandij’s equity awards, please refer to “CEO Performance Equity Award.”
(6) These stock options vest as to 25% of the total shares on March 18, 2022, and 1/48 of the total shares will vest monthly thereafter, subject to continued service through the applicable vesting date. These options are immediately exercisable, subject to our right to repurchase unvested shares in the event that Mr. Johnsons’ service with us terminates.
(7) These stock options vest as to 25% of the total shares on March 18, 2023, and 1/48 of the total shares will vest monthly thereafter, subject to continued service through the applicable vesting date. These options are immediately exercisable, subject to our right to repurchase unvested shares in the event that Mr. Johnsons’ service with us terminates.
(8) These stock options vest as to 25% of the total shares on September 1, 2021, and 1/48 of the total shares will vest monthly thereafter, subject to continued service through the applicable vesting date. These options contain an early-exercise provision and is exercisable as to unvested shares, subject to our right of repurchase.
(9) These stock options are fully vested.
(10) These stock options vest as to 25% of the total shares on March 18, 2022, and 1/48 of the total shares will vest monthly thereafter, subject to continued service through the applicable vesting date. These options are immediately exercisable, subject to our right to repurchase unvested shares in the event that Mr. McBrides’ service with us terminates.
(11) These stock options vest as to 25% of the total shares on March 18, 2023, and 1/48 of the total shares will vest monthly thereafter, subject to continued service through the applicable vesting date. These options are immediately exercisable, subject to our right to repurchase unvested shares in the event that Mr. McBrides’ service with us terminates
(12) These stock options vest monthly over 48 months in equal installments starting on July 26, 2018, subject to continued service through the applicable vesting date. These options are immediately exercisable, subject to our right to repurchase unvested shares in the event that Mr. McBrides’ service with us terminates.
CEO Performance Equity Award
In May 2021, our board of directors, with participation by every independent member of the board of directors, granted restricted stock performance equity awards and stock options to Mr. Sijbrandij. We believe these equity awards align Mr. Sijbrandij’s interests with those of our stockholders by creating a strong and visible link between Mr. Sijbrandij’s incentives and the company’s long-term performance.
The 2021 equity awards consist of (i) stock options to purchase 1,500,000 shares of our Class B common stock, or the Option Award, and (ii) performance RSUs tied to 3,000,000 shares of our Class B common stock, or the RSU Award.
The Option Award has an exercise price of $17.82 per share, which the board of directors determined was equal to the fair market value of our Class B common stock on the date of grant. The Option Award will vest as to 1/5th of the shares on the one-year anniversary of the grant date and as to 1/60th of the shares each month thereafter, subject in each case to Mr. Sijbrandij remaining in continuous employment as our CEO on each vesting date. The Option will expire ten years after the date of grant.
The RSU Award vests only to the extent the performance metric has been earned and certain service conditions have been satisfied. The performance metric as to any single tranche of the RSU Award will be satisfied at the earliest date that the company’s average closing price of our shares of Class A common stock as reported on the established national listing exchange for any 90-trading day period exceeds the price hurdle, but only during the specified performance period (as set forth in the table below, and upon certification by the compensation and leadership development committee of the achievement of the stock price targets (which must occur within 90 days of the relevant achievement)). The price hurdles will adjust for stock splits, recapitalizations, and the like.
The applicable price hurdle must be achieved during the relevant performance period (as set forth in the table below corresponding to the price hurdle) in order for the applicable tranche of RSU Awards to be earned, but once a price hurdle is achieved, the price hurdle need not be maintained in order for the applicable RSU Award tranche to continue to vest based on service. Once a price hurdle is no longer achievable due to the lapse of a performance period or if Mr. Sijbrandij ceases to be the CEO, any then-unvested portion of the RSU Award will be immediately forfeited.
Any portion of the RSU Award may only be earned upon a change in control or after a liquidity event (such as an initial public offering, direct listing, or a de-SPAC transaction) and only to the extent Mr. Sijbrandij continues to lead the company as our CEO on the later of the date the compensation and leadership development committee certifies achievement of the performance metric and the “Service Vesting Date” set forth in the table below. Once a price hurdle is no longer achievable due to the lapse of a performance period or if Mr. Sijbrandij ceases to be the CEO, any then-unvested portion of the RSU Award will be immediately forfeited.
The following table indicates the price hurdle and the corresponding performance period in which that hurdle must be achieved and the service vesting date upon which the corresponding vesting is contingent:

Tranche	Price Hurdle	Performance Period	Service Vesting Date	Shares
1	$95	8/1/22 - 8/1/25	2/1/23	250,000 RSUs
2	$125	8/1/23 - 8/1/26	2/1/24	250,000 RSUs
3	$165	8/1/24 - 8/1/27	2/1/25	250,000 RSUs
4	$215	8/1/25 - 8/1/28	2/1/26	250,000 RSUs
5	$275	8/1/26 - 8/1/29	2/1/27	250,000 RSUs
6	$350	8/1/27 - 8/1/30	2/1/28	250,000 RSUs
7	$425	8/1/27 - 8/1/30	2/1/28	750,000 RSUs
8	$500	8/1/27 - 8/1/30	2/1/28	750,000 RSUs
To the extent a tranche of the RSU Award is vested, the shares under the RSU will be settled in the calendar year that includes the 24 month anniversary of the date in which the RSU tranche vested (i.e., the date that is 24 months following the later of the service vesting date or the certification of the performance condition, if each case, if Mr. Sijbrandij remained employed as CEO), except that the settlement shall occur earlier upon the first to occur of (v) a change in control of the company, (w) Mr. Sijbrandij’s disability, (x) an unforeseeable emergency experienced by Mr. Sijbrandij, (y) Mr. Sijbrandij’s separation from service with the company, or (z) Mr. Sijbrandij’s death, with all such terms as defined in a manner compliant with Section 409A of the Internal Revenue Code. Notwithstanding the foregoing, to the extent shares settle prior to two years following the later of the service vesting or certification of the performance condition (other than due to a change in control), such shares will not be transferable for the remainder of such two-year period. In addition, during any two year period of a transfer restriction and during any period while Mr. Sijbrandij’s shares have not yet settled, the shares subject to the RSU Award will be subject to forfeiture upon a termination of Mr. Sijbrandij for cause or a finding of cause after Mr. Sijbrandij’s termination.
In a change of control of the company, the RSU Award will be deemed earned as to any price hurdle that is below the consideration received per share by holders of our Class A common stock solely upon the closing of the transaction, without giving effect to any contingent or deferred payments, effective and measured immediately prior to the effective time of such transaction, or the Closing Price. An RSU Award may only be deemed earned as to unvested RSU Tranches subject to ongoing or upcoming performance periods and will not cause acceleration as to previously forfeited RSU Tranches corresponding with expired performance periods. Any portion of an RSU Award that is not earned as of the Acquisition shall be forfeited. In the event the Closing Price lies in between price hurdles, and solely with respect to ongoing or upcoming performance periods, the RSU Award will be deemed proportionately vested as to a RSU tranche, reflecting the linear interpolation between the prior and next price hurdles.

Notwithstanding the foregoing, if Mr. Sijbrandij’s employment terminates due to an involuntary termination without “cause,” a resignation for “good reason,” disability, or death, any earned but unvested RSU Awards will accelerate in full and any unearned RSU Awards will expire. This acceleration will only be effective if Mr. Sijbrandij returns an effective release of general claims against the company within 60 days of such qualifying termination.
The foregoing acceleration supersedes any vesting acceleration benefits that Mr. Sijbrandij may otherwise be entitled to under the Change in Control Severance Plan with respect to the RSU Award, except that the definitions of “cause,” “good reason,” and “disability” shall be as defined in the Change in Control Severance Plan.
Notwithstanding any contractual transfer restrictions other than a market standoff, and subject to applicable securities laws, to the extent that taxes may be due upon the vesting or settlement of any RSU Award, Mr. Sijbrandij may sell to cover shares under the RSU Award to cover applicable taxes, assuming the maximum marginal tax rates.
We believe the time and performance-based conditions (as applicable) associated with the Option Award and RSU Award are extremely rigorous and appropriately align Mr. Sijbrandij’s incentives with the interests of our stockholders.
Executive Employment Agreements
We are party to offer letters with each of our Named Executive Officers setting forth the terms and conditions of employment for each of our Named Executive Officers as described below.
Sytse Sijbrandij
In September 2021, we entered into a confirmatory offer letter with Mr. Sijbrandij. The offer letter does not have a specific term and provides that Mr. Sijbrandij is an at-will employee. Mr. Sijbrandij’s annual base salary is $0.25 and he does not have a target annual bonus.
Eric Johnson
In September 2021, we entered into a confirmatory offer letter with Mr. Johnson. The offer letter does not have a specific term and provides that Mr. Johnson is an at-will employee. Mr. Johnson is eligible to receive variable bonus compensation in accordance with our bonus policies and at the sole discretion of our board of directors. Effective as of February 1, 2022, Mr. Johnson’s annual base salary is $390,000 and his target annual bonus is $195,000.
Michael McBride
In September 2021, we entered into a confirmatory offer letter with Mr. McBride. The offer letter does not have a specific term and provides that Mr. McBride is an at-will employee. Mr. McBride is eligible to receive variable bonus compensation in accordance with our bonus policies and at the sole discretion of our board of directors. Effective as of February 1, 2022, Mr. McBride’s annual base salary is $375,000 and his target annual bonus is $375,000.
Potential Payments upon Termination or Change of Control
In December 2020, we adopted arrangements for our executive officers, including our Named Executive Officers, that provide for payments and benefits on termination of employment or upon a termination in connection with a change of control.
Under those arrangements, in the event that our Named Executive Officers are terminated without “cause” or resign for “good reason” (each as defined in their respective confirmatory offer letter) in connection with or within three months before or twelve months following a “corporate transaction” (as defined in their respective confirmatory offer letter), they will be entitled to: (i) base salary continuation for a period of twelve months (eighteen months for Mr. Sijbrandij) plus their pro-rata portion of bonus earned through the date of termination, plus the amount of bonus that would have accrued during the severance period and (ii) benefits continuation payments (or COBRA, if applicable) for twelve months following the termination date (eighteen months for Mr. Sijbrandij). In addition, each of our Named Executive Officer’s outstanding equity awards, will become vested and exercisable, as applicable, with respect to 100% of the underlying shares. All such severance payments and benefits will be subject to each Named Executive Officer’s execution of a general release of claims against us.
Additionally, in the event that our Named Executive Officers, are terminated without “cause” or resign for “good reason” outside of the period of three months before or twelve months after a “corporate transaction” they will be entitled to (i) base salary continuation for a period of six months (twelve months for Mr. Sijbrandij) plus their pro-rata portion of bonus earned through the date of termination and (ii) benefits continuation payments (or COBRA if applicable) for six months following the termination date (twelve months for Mr. Sijbrandij). All such severance payments and benefits will be subject to each Named Executive Officer’s execution of a general release of claims against us.
The 2021 performance equity awards granted to Mr. Sijbrandij in May 2021, described in the section titled “2021 CEO Performance Equity Award” will be governed by the terms described above.
Limitations on Liability and Indemnification Matters
Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the Delaware General Corporation Law, or the DGCL. Consequently, our directors are not personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:
•any breach of the director’s duty of loyalty to us or our stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or
•any transaction from which the director derived an improper personal benefit.
Our amended restated certificate of incorporation and our restated bylaws require us to indemnify our directors and officers to the maximum extent not prohibited by the DGCL and allow us to indemnify other team members and agents as set forth in the DGCL. Subject to certain limitations, our restated bylaws also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted, subject to very limited exceptions.
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, officers, and certain of our other team members. These agreements, among other things, require us to indemnify our directors, officers and key team members for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts actually and reasonably incurred by such director, officer or key team member in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company, trust, team member benefit plan or enterprise to which the person provides services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors, officers, and key team members for the defense of any action for which indemnification is required or permitted.
We believe that these provisions in our amended and restated certificate of incorporation, restated bylaws and indemnification agreements are necessary to attract and retain qualified persons such as directors, officers, and key team members. We also maintain directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation, restated bylaws or in these indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breaches of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Rule 10b5-1 Sales Plans
All of our executive officers have adopted written plans, known as Rule 10b5-1 plans, in which they have contracted with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend or terminate the plan in specified circumstances.

EQUITY COMPENSATION PLAN INFORMATION
The following table presents information as of January 31, 2022 with respect to compensation plans under which shares of our Class A common stock or Class B common stock may be issued.

Plan category	Number of securities to be issued upon exercise of outstanding securities (#)		Weighted- average exercise price of outstanding options ($)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(#)
Equity compensation plans approved by security holders	20,415,551	(2)	11.83	18,248,257	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	20,415,551		11.83	18,248,257

(1)	The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price.
(2)	Includes the 2015 Plan and 2021 Plan and excludes purchase rights accruing under the 2021 ESPP.
(3)
There are no shares of common stock available for issuance under our 2015 Plan, but that plan will continue to govern the terms of options granted thereunder. Any shares of Class B common stock that are subject to outstanding awards under the 2015 Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance as shares of Class A common stock under our 2021 Plan. In addition, the number of shares reserved for issuance under our 2021 Plan increased automatically by 7,344,382 on February 1, 2022 and will increase automatically on the first day of February of each of 2023 through 2031 by the number of shares equal to five percent (5%) of the total number of outstanding shares of all classes of the company’s common stock outstanding (on an as-converted basis) on each January 31 immediately prior to the date of increase or a lower number approved by our board of directors. As of January 31, 2022, there were 3,271,090 shares of Class A common stock available for issuance under the 2021 ESPP. The number of shares reserved for issuance under our 2021 ESPP increased automatically by 1,468,876 on February 1, 2022 and will increase automatically on the first day of February of each year during the term of the 2021 ESPP by the number of shares equal to 1% of the total outstanding shares of our Class A common stock and Class B common stock as of the immediately preceding January 31 or a lower number approved by our board of directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In addition to the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Proposal No. 1—Election of Directors—Director Compensation,” respectively, since February 1, 2020, the following are the only transactions or series of similar transactions to which we were or will be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, beneficial holder of more than 5% of our capital stock or any member of their immediate family or any entity affiliated with any of the foregoing persons had or will have a direct or indirect material interest.
Fiscal 2021 Third-Party Tender Offer
In December 2020, certain of our existing and new investors conducted a tender offer to purchase shares of our common stock from certain of our existing stockholders, including Mr. Sijbrandij, our Chief Executive Officer and a member of our board of directors. An aggregate of 3,887,156 shares of common stock, 408,211 shares of preferred stock, and 556,816 vested options were tendered at a price of $40.00 per share for a total purchase price of $194.1 million. The tender offer price per share was in excess of the fair value per share of the shares tendered.
Investors’ Rights Agreement
We are party to an amended and restated investors’ rights agreement, or our IRA, which provides, among other things, that any holder of our capital stock, who holds a majority of the Registrable Securities the outstanding (as defined in the IRA) have the right to demand that we file a registration statement or request that their shares of our capital stock be included on a registration statement that we are otherwise filing. Holders of our capital stock, including entities affiliated with Mr. Sijbrandij, our chief executive officer and a holder of more than 5% of our outstanding capital stock, and with August Capital VII, L.P., GV 2017, L.P., entities affiliated with ICONIQ Capital, and entities affiliated with Khosla Ventures, which each hold more than 5% of our outstanding capital stock, are parties to our Voting Agreement.
Participation in Our Initial Public Offering
Entities affiliated with ICONIQ Capital, together, a holder of more than 5% of our capital stock and an affiliate of a member of our board of directors, purchased, through their affiliated entities, 650,100 shares of our Class A common stock in our initial public offering at the initial public offering price.
Mr. Sijbrandij, our Chief Executive Officer and a member of our board of directors sold 2,500,000 shares of Class A common stock, in our initial public offering at the public offering price, less the applicable underwriting discounts.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our restated bylaws require us to indemnify our directors to the fullest extent not prohibited by Delaware law. Subject to certain limitations, our restated bylaws also require us to advance expenses incurred by our directors and officers. For more information regarding these agreements, see the section titled “Executive Compensation—Limitation on Liability and Indemnification Matters.”
Review, Approval or Ratification of Transactions with Related Parties
Our audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest.
Our policy regarding transactions between us and related persons provides that a related person is defined as a director, executive officer, nominee for director or greater than 5% beneficial owner of our securities, in each case since the beginning of the most recently completed year, and any of their immediate family members. Our audit committee charter provides that our audit committee shall review and approve or disapprove any related party transactions.

ADDITIONAL INFORMATION
Stockholder Proposals to be Presented at Next Annual Meeting
Our restated bylaws provide that, for stockholder nominations to our board of directors or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at the GitLab Inc. email address designated by the company on the Investor Relations page of its website.
To be timely for our 2023 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than 5:00 p.m. Eastern Time on February 17, 2023 and not later than 5:00 p.m. Eastern Time on March 19, 2023. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our restated bylaws.
Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2023 annual meeting of stockholders must be received by us not later than January 5, 2023 in order to be considered for inclusion in our proxy materials for that meeting.
Available Information
We will mail, without charge, upon written request, a copy of our annual report on Form 10-K for the fiscal year ended January 31, 2022, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to our Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary, Robin Schulman, at CLO@gitlab.com.
The annual report is also available at https://ir.gitlab.com under “SEC Filings” in the “Financials & SEC Filings” section of our website.
Electronic Delivery of Stockholder Communications
We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via email. With electronic delivery, you will be notified via e-mail as soon as future annual reports and proxy statements are available on the Internet, and you can submit your stockholder votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:
Registered Owner (you hold our common stock in your own name through our transfer agent, Computershare Trust Company, N.A, or you are in possession of stock certificates): visit https://www.computershare.com and log into your account to enroll.
Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee or a nominee): If you hold shares beneficially, please follow the instructions provided to you by your broker, bank, trustee or nominee.
Your electronic delivery enrollment will be effective until you cancel it. Stockholders who are record owners of shares of our common stock may call Computershare Trust Company, N.A., our transfer agent, at (201) 912-1420 or visit https://www.computershare.com with questions about electronic delivery.
“Householding”—Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.
This year, a number of brokers with account holders who are our stockholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge at (866) 540-7095 or writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, our annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials, you may write our Corporate Secretary at the GitLab Inc. email address designated by the company on the Investor Relations page of its website.
Any stockholders who share the same address and receive multiple copies of our Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or our Investor Relations department at the email address listed above.

OTHER MATTERS
Our board of directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our board of directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

By Order of the Board of Directors

Robin J. Schulman
Chief Legal Officer, Head of Corporate Affairs, and Corporate Secretary

GITLAB INC.
C/O: LEGAL DEPARTMENT
268 BUSH STREET #350
SAN FRANCISCO, CA 94104-3503

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time, June 16, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/GTLB2022**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D84902-P73273 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GITLAB INC.

The Board of Directors Recommends you vote FOR the following:

Nominees:

	For	Withhold
1a. Sytse Sijbrandij	☐	☐
1b. Matthew Jacobson	☐	☐

The Board of Directors Recommends you vote FOR the following:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

D84903-P73273

GitLab Inc.
Annual Meeting of Shareholders
June 17, 2022 9:00 AM, PDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Brian Robins and Robin Schulman, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of GitLab Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 AM, PDT on June 17, 2022, virtually at www.virtualshareholdermeeting.com/GTLB2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.